                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report incorporated by reference in this registration statement of our report dated March 10, 1999, included in Webb Interactive Services, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Denver, Colorado
February 10, 2000